Exhibit 99.1
HF Foods Appoints Cindy Yao as Chief Financial Officer

Las Vegas, NV – April 25, 2024 – HF Foods Group Inc. (NASDAQ: HFFG) (“HF Foods”, or the “Company”), a leading food distributor to Asian restaurants across the United States, today announced that Cindy Yao has been named Chief Financial Officer, effective May 1, 2024.

“Cindy's extensive experience, especially having spent a decade directing financial operations for a company serving food producers, makes her an invaluable addition to HF Foods,” said Peter Zhang, Chief Executive Officer of HF Foods. “Her proven track record of streamlining processes using data-driven decision making to drive growth aligns perfectly with HF Foods. We are excited to have her perspective and insight on our executive leadership team, particularly as we are focused on our operational transformation plan to increase efficiency and are executing our strategy to deliver sustainable long-term growth and value to shareholders.”

Ms. Yao joins HF Foods with over three decades of Finance and Accounting leadership experience. For the past 10 years, Ms. Yao served as Chief Financial Officer and Executive Vice President for Markel Food Group, a company providing high-quality, innovative automated process solutions, consulting services and technical support to food producers. Prior to that, Ms. Yao served as Vice President and Corporate Treasurer for Bausch + Lomb Corporation, an eye health company with $3.8 billion in annual revenue from 2002 to 2013. Ms. Yao also served in various Finance and Accounting leadership roles with Corning Incorporated, East Kodak Company, and Coopers & Lybrand L.L.P. (now part of PwC) prior to 2022.

Ms. Yao graduated from University of Rochester with a Master of Business Administration, Virginia Polytechnic Institute with a Master of Accountancy, and East China Normal University with a Bachelor of Arts, English Language and Literature.

Ms. Yao will join the HF Foods executive leadership team and be based out of the Company’s headquarters in Las Vegas, Nevada.

About HF Foods Group Inc.

HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US, South America, and China. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, please visit www.hffoodsgroup.com.

Forward-Looking Statements

All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “aims,” “continues,” “expects,” “plans,” “will,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, the factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Investor Relations Contact:

HFFG Investor Relations
hffoodsgroup@icrinc.com